Contact:  Trudy M. Self
          Self & Associates
          (909) 336-5685
                                        DR. JACK VAISMAN RENEWS EMPLOYMENT
                                        CONTRACT WITH ADVANCED MEDICAL
                                        INSTITUTE INC. SUBSIDIARY

Sydney, Australia--August 29, 2005-- It was announced today by the Board of Directors of Advanced Medical Institute Inc. (AVMD.PK), a leading provider of treatment for erectile dysfunction (ED) and premature ejaculation (PE) treatment in Australia, that AVMD.PK's subsidiary, Advanced Medical Institute Pty Limited (AMI Australia) has renewed the executive employment contract of Dr. Jack Vaisman, the current chief executive officer, president and director of AVMD.PK, as chief executive officer and managing director of AMI Australia.

Vaisman is a pioneer in the direct marking impotency businesses in Australia. Since 2001, he has served as the managing director and chief executive officer of AMI Australia, AVMD.PK's chief operating subsidiary. He is responsible for the overall management and strategic direction of AMI Australia's impotency operations with the support of AMI Australia's chief operations officer, Tony Khan, and AMI's chief financial officer, Dilip Shrestha. Vaisman was also the founder and director of On Clinic International in Australia, a predecessor of AMI Australia. The holder of a Bachelor of Medicine, a Master of Gynaecology and a PhD in Medical Science, he has more than 35 years of experience and expertise in the field of sexual health care provision and was recently granted an innovation patent in the field of ED and PE treatment by the Australian patent office.

"I am very pleased to announce that our Board has secured Jack's long term commitment to continuing as an executive of AMI Australia, our core operational business. Jack has been instrumental to the success of our business and his outstanding performance as the chief executive of our company has been integral to the group's success. His strategic vision, organizational abilities and operational expertise have been major factors in our growing success in the Australian market during the past four years," stated Khan.

"I look forward to continuing to lead AMI Australia in the coming years," said Vaisman. "We are all excited by the opportunities to grow and expand our core business in Australia and overseas and by the outlook for new and promising new treatment delivery methods currently being developed by AMI," he continued.

About the Company

Advanced Medical Institute Inc., (AVMD.PK), through its wholly owned subsidiary, Advanced Medical Institute Pty Limited, headquartered in Sydney, Australia, is a leading provider of treatment programs for erectile dysfunction and premature ejaculation. The Company operates 22 treatment clinics in Australia, has more than 130 employees, including 25 medical personnel, and since its inception has provided treatment to more than 250,000 patients. AMI Australia and its predecessor company began treating ED and PE patients successfully 5 years prior to the launch of Viagra, in 1998, in Australia.

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This news release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. These forward- looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company's operations and financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products and pricing; changes in consumer preferences and tastes or perceptions of health-related issues; effectiveness of advertising or market-spending programs; changes in laws and regulations; fluctuations in costs of production, foreign exchange and interest rates; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.